SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 13, 2000

                                CAREINSITE, INC.
             (Exact name of Registrant as specified in its charter)

   Delaware                          0-26345                     22-3630930
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


669 River Drive, River Drive, Center Two
         Elmwood Park, NJ                                            07407-1361
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (201) 703-3400





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Item 5.  Other Events

         On February 13, 2000, Healtheon/WebMD, Avicenna Systems Corporation, a Massachusetts corporation ("ASC") and wholly-owned subsidiary of Medical Manager, and CareInsite, Inc., a Delaware corporation and majority-owned subsidiary of ASC ("CareInsite"), entered into an Agreement and Plan of Merger (the "CareInsite Merger Agreement"), providing for the merger of CareInsite with and into ASC, with ASC as the surviving corporation (the "CareInsite Merger"). Pursuant to the CareInsite Merger Agreement, each share of common stock, par value $.01 per share ("CareInsite Common Stock"), of CareInsite issued and outstanding immediately prior to the effective time of the CareInsite Merger will be converted into the right to receive 1.3 shares of common stock, par value $0.0001 per share, of Healtheon/WebMD, and ASC will become an indirect wholly-owned subsidiary of Healtheon/WebMD.

         Consummation of the CareInsite Merger is subject to certain conditions, including, among other things, (i) approval of the shareholders of each of Healtheon/WebMD and CareInsite, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the Medical Manager Merger (as defined below) and the transactions contemplated by the Medical Manager Merger Agreement (as defined below) shall have been consummated.

         In connection with the CareInsite Merger, Healtheon/WebMD has entered into voting agreements, dated as of February 13, 2000 with Medical Manager and ASC to vote their shares of CareInsite Common Stock in favor of the CareInsite Merger. In addition, Cerner Corporation, which owns approximately 20% of the outstanding shares of CareInsite, has entered into a voting agreement, dated as of February 13, 2000, to vote its shares of CareInsite Common Stock in favor of the CareInsite Merger.

         Also on February 13, 2000, Healtheon/WebMD Corporation, a Delaware corporation ("Healtheon/WebMD"), and Medical Manager Corporation, a Delaware corporation ("Medical Manager") entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Medical Manager with and into Healtheon/WebMD, with Healtheon/WebMD as the surviving corporation (the "Medical Manager Merger"). Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share, of Medical Manager issued and outstanding immediately prior to the effective time of the Medical Manager Merger will be converted into the right to receive 1.65 shares of common stock, par value $0.0001 per share, of Healtheon/WebMD, and Medical Manager will become a wholly-owned subsidiary of Healtheon/WebMD.

         Consummation of the Medical Manager Merger is subject to certain conditions, including, among other things, (i) approval of the shareholders of each of Healtheon/WebMD and Medical Manager, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) that all conditions to the


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CareInsite Merger (as defined below) shall have been satisfied, or if permissible, waived as provided for in the CareInsite Merger Agreement (as defined below).

         In connection with the Medical Manager Merger, certain stockholders of Medical Manager and certain stockholders of Healtheon/WebMD have entered into voting agreements, dated as of February 13, 2000, pursuant to which those stockholders agree to vote in favor of the Medical Manager Merger.

         A copy of the joint press release issued by Healtheon/WebMD and Medical Manager on February 14, 1999 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The CareInsite Merger Agreement and the voting agreements described herein will be filed on a Form 8-K promptly after the date hereof.

Item 7.  Financial Statements and Exhibits

         (c)   Exhibit 99.1  Joint Press Release, dated February 14, 2000, by
                             Healtheon/WebMD Corporation and Medical Manager Corporation.


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                                  EXHIBIT INDEX

Exhibit
  No.                        Description
-------                      -----------

  99.1 Joint Press Release, dated February 14, 2000, by Healtheon/WebMD Corporation and Medical Manager Corporation.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CAREINSITE, INC.


Date:  February 14, 2000                 By:    /s/ David Ambergey
                                            ------------------------------------
                                            Name:   David Ambergey
                                            Title:  Senior Vice President and
                                                    General Counsel